NEWS RELEASE

For further information, contact:

Suzie Singer, Corporate Communications	812.376.1917
Greg Ehlinger, Chief Financial Officer	812.376.1935

January 18, 2002	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES
FOURTH QUARTER AND ANNUAL 2001 EARNINGS CONFERENCE CALL

(Columbus, IN) IRWIN FINANCIAL CORPORATION (NYSE: IFC) intends to release its Fourth Quarter and Annual 2001 operating results on January 23, 2002.

At 1:00 p.m. EST on January 23rd, the Corporation will hold a conference call to review results. The toll-free number to join the call will be 888.867.5803; please tell the operator you would like to join the Irwin Financial call. A company news release regarding the topic of the call will be available on PRNewswire before the call. Greg Ehlinger, Senior Vice President and CFO, will be the speaker on the call.

Information provided and statements made during the call that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, governmental action, competitor activity, expense volatility, changes in applicable accounting policies or principles, and other risks detailed from time to time in IFC Securities and Exchange Commission filings.

Irwin Financial Corporation (www.irwinfinancial.com) is an interrelated group of specialized financial services companies. The Corporation, through its five major subsidiaries -- Irwin Home Equity Corporation, Irwin Mortgage Corporation, Irwin Union Bank, Irwin Capital Holdings, and Irwin Ventures LLC -- provides a broad range of consumer and commercial financial services in selected markets across the US and Canada.